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                                                                     EXHIBIT 10G

                          CHANGE IN CONTROL AGREEMENT


     This AGREEMENT (the "Agreement") by and between MFN Financial Corporation, a Delaware corporation (the "Company"), and Jeffrey B. Wheeden (the "Executive"), dated as of the 23rd day of March, 1999.

                             W I T N E S S E T H:

     WHEREAS, the Executive is currently employed as Executive Vice President and Chief Financial Officer of the Company;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, despite the possibility, threat or occurrence of a Change in Control (as defined below) of the Company; and

     WHEREAS, the Board believes that it is imperative to diminish the inevitable distraction of the Executive which would result from the personal uncertainties and risks created by a threatened or pending Change in Control and to encourage the Executive's full attention and dedication to the business of the Company currently and in the event of any threatened or pending Change in Control and to provide the Executive with appropriate compensation and benefit protection upon a Change in Control;

     WHEREAS, the Executive desires to enter into this Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Term. This Agreement shall become effective upon the occurrence of a
         ----
Change in Control (as defined below) (hereinafter called the "Effective Date") and shall remain in effect for a term continuing for twenty-four (24) months.

     2.  Termination of Employment.  Should the Executive's employment with the
         -------------------------
Company or its subsidiaries terminate for any reason (other than for (i) Cause or (ii) voluntarily by Executive other than for Good Reason) within twenty-four
(24) months after a Change in Control of the Company (the "Termination Date"), the Company shall cause the Executive to receive the aggregate of the following within three (3) business days after the Termination Date:

         (1) a lump sum cash amount (subject to the usual withholding taxes) equal (1) to (A) three times the sum of (1) the Executive's salary properly in effect immediately prior to the Change of Control and (2) a bonus amount equal to one hundred percent (100%) of the Executive's target bonus for the year in which the Termination Date occurs, plus (B) an amount equal to the compensation (at the Executive's salary properly in effect immediately prior to the Change of
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Control) payable for unused and accrued vacation benefits determined under the
Company's vacation pay plan or program covering the Executive immediately prior to the Change in Control;

          (2) Continuation of coverage under the group health, group life, group long-term disability and similar group insurance plans, if any, maintained by the Company or any of its subsidiaries, with such continuation being at an employee cost which is the same as the employee cost in effect immediately preceding the Change in Control, until the earlier of (i) three (3) years after Termination Date or (ii) the date on which the Executive becomes employed by a new employer and qualifies for comparable benefits from that new employer; provided, however, that if such continued participation is precluded by the provisions of such plans or by applicable law, the Company shall provide the Executive with comparable benefits of equal value; provided, further, however, that execution of this Agreement by the Executive shall not be considered a waiver of any rights or entitlements he may have under applicable law to continuation of coverage under the group health plan maintained by the Company or any of its subsidiaries;

          (3) Any options or stock (or other equity-based) awards previously granted and not yet vested as of the later of the Termination Date or date of Change in Control shall be fully vested immediately, and all options shall remain exercisable through the end of their original term; and

          (4) All unpaid and vested compensation and benefits accrued or earned by the Executive as of the later of the Termination Date or date of Change in Control, including, but not limited to, all Accrued Obligations.

For purposes of this Section 2, the Executive's salary shall be determined prior to reduction for deferred compensation, salary reduction contributions to a cash or deferred arrangement under Section 401(k) of the Code, or to a cafeteria plan under Section 125 of the Code, and similar items. Further, any reduction in the Executive's salary or group insurance coverage from the Company or any of its subsidiaries occurring within twenty-four (24) months after the Change in Control shall be disregarded for purposes of determining the Executive's benefits pursuant to this Section 2.

     3.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify.

     4.   Full Settlement; Resolution of Disputes.  The Company's obligation to
          ---------------------------------------
make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against the Executive or others. In the event that the Executive is the prevailing party, or is successful to a material degree, in pursuing or defending, whether in arbitration or litigation, any claim or dispute relating to (a) this Agreement, or (b) the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall promptly reimburse the Executive for all reasonable costs and expenses (including, without limitation, attorneys' fees) relating solely, or allocable, to such claim or dispute, plus in each case

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interest on any delayed payment at the applicable federal rate provided for in
Section 7872(f)(2)(A) of the Code. In any other case, the Executive and the Company shall each bear all their own respective costs and attorneys' fees.

     5.   Certain Additional Payments by the Company.
          ------------------------------------------

          (1) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments;

          (2) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm then serving as independent auditors for the Company (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that the Accounting Firm has served, at any time during the two years immediately preceding the date of a Change in Control, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 5 (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 5, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 5, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been

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made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 5(c) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive;

          (3) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty (30) days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 5. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (1) give the Company information reasonably requested by the Company relating to such claim; and

               (2) if the Company elects not to assume and control the defense of such claim permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, legal fees and other related expenses and interest and penalties) incurred by Executive in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed and payment of costs and expenses. The Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority; and

          (4) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

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     6.   Confidential Information.  The Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, or any of its subsidiaries, affiliates and business, which shall have been obtained by the Executive pursuant to his employment by the Company or any of its subsidiaries and affiliates and which shall not have become public knowledge. After the Termination Date, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. However, in no event shall an asserted violation of the provisions of this Section 6 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     7.   Definitions.  As used in this Agreement, the terms set forth below
          -----------
shall have the following respective meanings:

     "Accrued Obligations" shall mean (i) the Executive's salary, and (ii) any other rights and benefits available to the Executive under employee compensation and benefit arrangements of the Company (without duplication) in which the Executive was a participant on the Termination Date, determined in accordance with the applicable terms and provisions of such arrangements.

     "Change in Control" shall mean any of the following:

                    1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (excluding any of the Holders (as defined in paragraph (iv), below) and their affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of capital stock of the Company (the "Outstanding Company Capital Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that if the Holders cease to be, in the aggregate, beneficial owners of at least 20% of both the Outstanding Company Capital Stock and the Company Voting Securities, a Change in Control shall mean the acquisition by any individual, entity or group (other than any of the Holders and their affiliates) of beneficial ownership of 30% or more of either the Outstanding Company Capital Stock or the Company Voting Securities; provided further that
          (X) any acquisition by or from the Company or any of its subsidiaries which is recommended or approved by the Executive, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (Z) any acquisition by any entity with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of capital stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Capital Stock and Company

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          Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control;

                    2. A change in the composition of the Board such that individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute a simple majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the Executive and by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company;

                    3. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from the Business Combination, in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be; or

                    4. (1) A complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity with respect to which, following such sale or disposition, more than 80% of, respectively, the then outstanding sharers of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such sale or disposition, in substantially the same proportion as their ownership of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

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          "Cause" shall mean  Executive's commission of an act materially and demonstrably detrimental to the Company, which act constitutes gross negligence or willful misconduct by Executive in the performance of his material duties to the Company or (ii) Executive's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of Executive at the expense of the Company, or (iii) Executive's conviction of a felony involving theft or moral turpitude, but specifically excluding any conviction based entirely on vicarious liability.

          "Disability" shall mean Executive's inability for a period of at least 120 consecutive days to substantially perform his duties under the Employment Agreement, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive.

          "Employment Agreement" shall mean that certain employment agreement between Executive and Company dated March 23, 1999.

          "Good Reason" shall mean:

                    5. The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    6. Any failure by the Company to comply with any of the provisions of the Employment Agreement, other than an isolated, immaterial and inadvertent failure not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    7. The filing of any involuntary bankruptcy petition against the Company which is not dismissed within sixty (60) days of the filing of the petition;

                    8. The revocation of any significant business license of the Company by any state, except such a revocation which does not have a material adverse effect on the business or prospects of the Company taken as a whole;

                    9. Any criminal indictment of the Company, except for any such indictment (A) which (1) is based upon the investigation by the federal Securities and Exchange Commission into actions of the Company which preceded the July 15, 1998 filing date of the bankruptcy petition of the Company and (2) does not have a material adverse effect on the business or prospects of the Company taken as a whole

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          or (B) which is based primarily upon the Executive's own actions, but excluding any indictment based upon an allegation of vicarious liability on the part of the Executive, with vicarious liability meaning liability which is based on actions of the Company for which the Executive is alleged to be responsible solely as a result of his offices with the Company and in which he was not directly involved and of which he did not have prior knowledge; or

                    10. Termination by the Executive for any reason (or termination because of Executive's death or Disability) within the twenty-four (24) month period after a Change in Control.

     8.   No Obligation to Mitigate Damages. In no event shall the Executive be
          ---------------------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

     9.   Successors.
          ----------

          (1) This Agreement is personal to the Executive and without the prior written consent of the Company his rights hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and other legal representatives.

          (2) This Agreement shall inure to the benefit of and be binding upon the Company and may only be assigned to a successor described in Section 9(c).

          (3) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall entitle the Executive to terminate his employment and to receive the payments provided for in Section 2, above. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

     10.  Miscellaneous.
          -------------

          (1) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

          (2) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, heirs, executors or other legal representatives.

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          (3)  All notices and other communications hereunder shall be in writing and shall be given, if by the Executive to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below or, if by either the Company or the Executive, by delivery to the other party by hand, by reputable commercial delivery service, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          Mr. Jeffrey B. Wheeden
          N28W30219 Red Hawk Court
          Pewaukee, Wisconsin  53072

          If to the Company:
          -----------------
          MFN Financial Corporation
          100 Field Drive, Suite 340
          Lake Forest, Illinois  60045
          Attention:  General Counsel


or to such other address as either party shall have furnished to the other by written notice in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (4) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (5) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (6) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof, or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (7) The headings and section designations of this Agreement are included solely for convenience of reference and shall in no event be construed to affect or modify any provisions of this Agreement.

          (8) In this Agreement where the context permits, words in any gender shall include the other genders, words in the plural shall include the singular, and words in the singular shall include the plural.

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          (9)  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     11.  Post-Termination Obligations.  Upon termination of Executive's
          ----------------------------
employment for any reason during the term of this Agreement, the rights and obligations of the parties under the Employment Agreement shall cease and the terms hereof shall govern such post-termination period.

     12.  Termination of Employment Prior to Change in Control.  This Agreement
          ----------------------------------------------------
shall terminate if the Executive's employment with the Company and all of its subsidiaries is terminated, either voluntarily or involuntarily, for any reason prior to a Change in Control of the Company; provided, however, that anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company and all of its subsidiaries is terminated within two hundred and seventy (270) days prior to the date on which the Change in Control occurs, then for all purposes of this Agreement the Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination of employment, unless it is reasonably demonstrated by the Company that such termination of employment was (a) for Cause or (b) for some other specific substantial business reason unrelated to the Change in Control.

     IN WITNESS WHEREOF, the parties have executed this Agreement, all as of the day and year first above written.

                                    MFN FINANCIAL CORPORATION

                                    By:  _______________________________________
                                    Its: _______________________________________


                                    ____________________________________________
                                           "Executive"

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